   As filed with the Securities and Exchange Commission on _____________, 2000

                                                     Registration No. _________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933



                            ORTEC INTERNATIONAL, INC.
               (Exact name of issuer as specified in its charter)


   DELAWARE                                              11-306874
--------------------                           ---------------------------------
(State or other jurisdiction of               I.R.S. Employer Identification No.
incorporation or organization

                     3960 Broadway, New York, New York 10032
                    (Address of principal executive offices)



                            ORTEC INTERNATIONAL, INC.
                 1996 STOCK OPTION PLAN, AS AMENDED AND RESTATED
                            (Full title of the plan)



                           Steven Katz, PhD, President
                            Ortec International, Inc.
                                  3960 Broadway
                            New York, New York 10032
                                 (212) 740-6999
                      (Name, address and telephone number,
                   including area code, of agent for service)


                                    Copy to:

                             Gabriel Kaszovitz, Esq.
            Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP
                              750 Lexington Avenue
                            New York, New York 10022
                                 (212) 888-8200


                  Approximate date of commencement of proposed
                              sale to the public:

                          From time to time after the
                    Registration Statement becomes effective.

                       CALCULATION OF REGISTRATION FEE



                                           Proposed
                                           Maximum           Proposed
Title of                                   Offering          Maximum             Amount
Securities           Amount to be           Price            Aggregate         Registration
to be Registered      Registered           Per Share        Offering Price         Fee
Common Stock          1,450,000(1)           $6.11           $8,859,500(2)       $2,215
($.001 par value)        shares

------


(1) Represents shares underlying the Company's 1996 Stock Option Plan, as amended and restated to date (the "Plan"), for which no registration statement has been previously filed.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of the product resulting from multiplying 1,450,000 shares of Common Stock by $6.11, the average of the high and low sales prices of the shares of Common Stock, as reported on the Nasdaq SmallCap Market on March 28, 2001.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


                THE CONTENTS OF THE REGISTRATION STATEMENTS ON FORM S-8, FILED WITH THE COMMISSION ON MARCH 10, 1998 AND JUNE 16, 1999 (FILE NOS. 333-47671 AND 333-80799, RESPECTIVELY), ARE HEREBY INCORPORATED BY REFERENCE, EXCEPT AS REVISED BELOW.


Item 3.           Incorporation of Certain Documents by Reference.

                  The following documents filed with the Securities and Exchange Commission (the "Commission") by Ortec International, Inc., a Delaware corporation (the "Company" or the "Registrant"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Securities Act"), are incorporated by reference in this Registration Statement:

(a) The Company's Annual Report on Form 10-K for the year ended December 31,
2000.

(b) The description of the Common Stock set forth in the Company's Registration Statement on Form 8-A, filed December 5, 1995 and any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.



Number         Description of Exhibit
------         ----------------------
**4            Ortec International, Inc. 1996 Stock Option Plan, as Amended and Restated to date

*5             Opinion of Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP

*23.1          Consent of Grant Thornton LLP

*23.2          Consent of Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP (contained in Exhibit 5)

----------

*        Filed herewith.

** Included as an exhibit to the Registrant's Schedule 14A, the Registrant's Proxy Statement, filed with the Commission on July 12, 2000, and incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 30 day of March, 2001.

                                           ORTEC INTERNATIONAL, INC.



                                           By: /s/ Steven Katz
                                               -----------------------
                                               Steven Katz, PhD, Chief Executive
                                               Officer and Chairman


                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Signature                    Title                                           Date
---------                    -----                                           ----
/s/ Steven Katz              Chairman, Chief Executive Officer and         March 30, 2001
--------------------         Director (Principal Executive Officer)
Steven Katz, PhD


/s/ Ron Lipstein             Vice Chairman, Treasurer, Secretary,          March 30, 2001
--------------------         Chief Financial Officer and Director
Ron Lipstein                 (Principal Financial and Accounting Officer)


--------------------         Senior Vice President, Research
Dr. Mark Eisenberg           and Development and Director


/s/ Alain Klapholz           Director and Vice                             March 30, 2001
--------------------         President, Operations
Alain Klapholz


--------------------         Director
Joseph Stechler


/s/ Steven Lilien
--------------------         Director                                      March 29, 2001
Steven Lilien, PhD .

                                INDEX OF EXHIBITS


Number     Description of Exhibit
------     ----------------------
**4        Ortec International, Inc. 1996 Stock Option Plan, as Amended and Restated to date
* 5        Opinion of Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP
*23.1      Consent of Grant Thornton LLP

*23.2      Consent of Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP (contained in Exhibit 5)

----------

*        Filed herewith.

** Included as an exhibit to the Registrant's Schedule 14A, the Registrant's Proxy Statement, filed with the Commission on July 12, 2000, and incorporated herein by reference.